EXHIBIT 99.1

Sophos to Acquire Secureworks to Accelerate Cybersecurity Services and Technology for Organizations Worldwide

News Summary

•	Secureworks shareholders to receive $8.50 per share in cash
•	Sophos intends to integrate solutions from both companies into a broader and stronger security portfolio for all small, mid- and enterprise customers
•	By combining complementary AI-driven security platforms powered by automated prevention, detection and response, the two organizations can deliver advanced solutions for defeating modern, persistent adversaries even faster
•	The deal is expected to strengthen the security community by bringing together two industry leaders with shared mission-driven cultures

OXFORD, U.K. and ATLANTA – Oct. 21, 2024 – Sophos and Secureworks® (NASDAQ:SCWX), two global leaders of innovative security solutions for defeating cyberattacks, today announced a definitive agreement for Sophos to acquire Secureworks. The all-cash transaction is valued at approximately $859 million. Sophos is backed by Thoma Bravo, a leading software investment firm.

Sophos’ experience and reputation as a leading provider of managed security services and end-to-end security products, combined with Secureworks’ security operations expertise transformed into the Taegis™ platform, is expected to further deliver complementary advanced MDR and XDR solutions for the benefit of their global customer bases. Together, they will help strengthen the resilience and security posture of global organizations of any size with a combination of security controls, AI, world-class threat intelligence, and two teams with decades of cybersecurity expertise.

Sophos expects to integrate solutions from both companies into a broader and stronger security portfolio benefiting small, mid- and enterprise customers. This includes Sophos expanding its current portfolio with other new offerings like identity detection and response (ITDR), next-gen SIEM capabilities, operational technology (OT) security, and enhanced vulnerability risk prioritization. As two partner-centric organizations, the combination of Sophos and Secureworks will enable the combined company to expand its market presence to create greater value within the channel and strengthen the overall security community.

“Secureworks offers an innovative, market-leading solution with their Taegis XDR platform. Combined with our security solutions and industry leadership in MDR, we will strengthen our collective position in the market and provide better outcomes for organizations of all sizes globally, said Joe Levy, CEO of Sophos. “Secureworks’ renowned expertise in cybersecurity perfectly aligns with our mission to protect businesses from cybercrime by delivering powerful and intuitive products and services. This acquisition represents a significant step forward in our commitment to building a safer digital future for all.”

Cyber risk continues to escalate, driven by a rampant cybercriminal ecosystem and global geopolitical pressures. Combined, Sophos and Secureworks share a long history of having exceptional threat intelligence, security operations, incident response, and innovative security product capabilities that help organizations defeat these adversaries.

“Our mission at Secureworks has always been to secure human progress. Sophos’ portfolio of leading endpoint, cloud, and network security solutions – in combination with our XDR-powered managed detection and response – is exactly what organizations are looking for to strengthen their security posture and collectively turn the tide against the adversary,” said Wendy Thomas, CEO, Secureworks. “As Joe and I both believe, this transaction will strengthen our go-to-market offering with Sophos’ global scale, expertise and reputation.”

Transaction Details

Under the terms of the agreement, Sophos intends to acquire Secureworks in an all-cash transaction valued at $859 million. Secureworks shareholders, including Dell Technologies (NYSE:DELL), will receive $8.50 per share in cash. This represents a 28% premium to the unaffected 90-day volume-weighted average price (VWAP). The transaction is expected to close in early 2025, subject to customary closing conditions. Additional information regarding this announcement can be found in the Form 8-K filed by Secureworks with the United States Securities and Exchange Commission (SEC) on Oct. 21, 2024.

Kirkland & Ellis LLP is acting as legal counsel to Sophos and Goldman Sachs & Co. LLC., Barclays, BofA Securities, HSBC Securities (USA) Inc. and UBS Investment Bank are acting as financial advisors and providing debt financing for the transaction. Piper Sandler & Company and Morgan Stanley & Co. LLC are acting as financial advisors to Secureworks and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel.

About Sophos

Sophos is a global leader and innovator of advanced security solutions for defeating cyberattacks, including Managed Detection and Response (MDR) and incident response services and a broad portfolio of endpoint, network, email, and cloud security technologies. As one of the largest pure-play cybersecurity providers, Sophos defends more than 600,000 organizations and more than 100 million users worldwide from active adversaries, ransomware, phishing, malware, and more. Sophos’ services and products connect through the Sophos Central management console and are powered by Sophos X-Ops, the company’s cross-domain threat intelligence unit. Sophos X-Ops intelligence optimizes the entire Sophos Adaptive Cybersecurity Ecosystem, which includes a centralized data lake that leverages a rich set of open APIs available to customers, partners, developers, and other cybersecurity and information technology vendors. Sophos provides cybersecurity-as-a-service to organizations needing fully managed security solutions. Customers can also manage their cybersecurity directly with Sophos’ security operations platform or use a hybrid approach by supplementing their in-house teams with Sophos’ services, including threat hunting and remediation. Sophos sells through reseller partners and managed service providers (MSPs) worldwide. Sophos is headquartered in Oxford, U.K. More information is available at www.sophos.com.

About Secureworks

Secureworks (NASDAQ: SCWX) is a global cybersecurity leader that secures human progress with Secureworks® Taegis™, a SaaS-based, open XDR platform built on 20+ years of real-world detection data, security operations expertise, and threat intelligence and research. Taegis is embedded in the security operations of thousands of organizations around the world who use its advanced, AI-driven capabilities to detect advanced threats, streamline and collaborate on investigations, and automate the right actions.

Connect with Secureworks via LinkedIn and Facebook or Read the Secureworks Blog

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to those statements related to the merger of the wholly-owned subsidiary of Sophos, Inc., a Massachusetts corporation (“Parent”) with and into SecureWorks Corp. (the “Company”), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”), including financial estimates and statements as to the expected timing, completion and effects of the Merger, including the delisting from NASDAQ and deregistration under the Exchange Act the timing of the foregoing. In most cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” and “would,” or similar words or expressions that refer to future events or outcomes. These forward-looking statements, including statements regarding the Merger, are based largely on information currently available to our management and our management’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those expressed or implied by such forward-looking statements. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the Merger on the anticipated terms and timing, including obtaining regulatory approvals, and the satisfaction of other conditions to the completion of the Merger; (ii) potential litigation relating to the Merger that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Merger (including the ability of certain customers to terminate or amend contracts upon a change of control) will harm the Company’s business, including current plans and operations, including during the pendency of the Merger; (iv) the ability of the Company to retain and hire key personnel, including those with extensive information security expertise; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (ix) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (x) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic and other public health issues, as well as management’s response to any of the aforementioned factors; (xi) the impact of inflation, rising interest rates, and global conflicts, including disruptions in European economies as a result of the Ukrainian/Russian conflict and the ongoing conflicts in the Middle East, the relationship between China and Taiwan and ongoing trade disputes between the United States and China; (xii) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiii) the ability to obtain the necessary financing arrangements set forth in the commitment letter received in connection with the Merger; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay a termination fee; (xv) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; (xvi) there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (xvii) those risks and uncertainties set forth under the headings “Cautionary Note Regarding Forward Looking Statements” and

“Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) from time to time, which are available via the SEC’s website at www.sec.gov; and (xviii) those risks that will be described in the information statement that will be filed with the SEC and available from the sources indicated below.

These risks, as well as other risks associated with the Merger, will be more fully discussed in the information statement that will be filed with the SEC in connection with the Merger. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether resulting from circumstances or events that arise after the date the statements are made, new information, or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

Important Additional Information and Where to Find It

This communication is being made in connection with the pending Merger. The Company plans to file an information statement on Schedule 14C for its stockholders with respect to the Merger. The information statement will be mailed to stockholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. STOCKHOLDERS ARE URGED TO READ THE INFORMATION STATEMENT AND ANY OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders will be able to obtain, free of charge, copies of such documents filed by the Company when filed with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). In addition, the Company’s stockholders will be able to obtain, free of charge, copies of such documents filed by the Company at the Company’s website (investors.secureworks.com) or by e-mailing the Company’s Investor Relations department at investorrelations@secureworks.com. Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request by mail to SecureWorks Corp., Investor Relations, One Concourse Parkway NE, Suite 500, Atlanta, Georgia 30328.

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Press Contacts
Susie Evershed
press@secureworks.com

Kelly Kane

Kelly.Kane@sophos.com